UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2009

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See discussion in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Gulfport Energy Corporation (the “Company”) has entered into the Fourth Amendment to Credit Agreement and Limited Waiver dated as of August 31, 2009 (the “Amendment”) with each lender from time to time party thereto and Bank of America, N.A., as lender and administrative agent (the “Lender”). The Amendment provides for certain amendments to the Company’s revolving credit agreement with the Lender, dated as of March 11, 2005 (as amended to date, the “Credit Agreement”).

The Company previously reported that the Lender was in the process of a redetermination of its borrowing base giving consideration to various factors including the Company’s reserve information and the Lender’s current oil and gas pricing. The Amendment reflects the Lender’s determination of a $45.0 million borrowing base. The approximately $14.0 million of outstanding borrowings under the Credit Agreement in excess of this new borrowing base has been converted into a term loan as of August 31, 2009. An initial $2.0 million payment was made on the term loan at the effective time of the Amendment and the Company has agreed to make additional monthly payments of $1.0 million commencing on September 30, 2009, with all unpaid amounts due on March 31, 2010, the maturity date of the Credit Agreement. Outstanding borrowings under the term loan accrue interest at the Eurodollar Rate (as defined in the Credit Agreement) plus 4% (4.26% at August 31, 2009) or, at the Company’s option, at the base rate (which is the highest of the Lender’s prime rate, the Federal funds rate plus 1/2 of 1%, and the one-month Eurodollar Rate plus 1%) plus 3%.

The Amendment also provides for adjustments in the commitment fees, interest rates for revolving loans and fees for letters of credit under the Credit Agreement. The Company has agreed to pay (a) commitment fees ranging from 0.5% to 0.625% (an increase from 0.15% to 0.25%), (b) margin interest rates ranging from 2.75% to 3.50% for Eurodollar loans (an increase from 1.25% to 2.0%), (c) margin interest rates ranging from 1.75% to 2.5% for base rate loans (an increase from 1.25% to 2.0%), and (d) letter of credit fees at the margin interest rates for Eurodollar loans, in each case based on the Company’s utilization percentage. In addition, the Amendment imposes limitations on certain dispositions and investments by the Company, and requires mandatory prepayments of the loans from the net cash proceeds of specified asset sales and other events.

The summary of the Amendment set forth above is qualified in its entirety by reference to the text of the Amendment. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Fourth Amendment and Limited Waiver dated as of August 31, 2009, among Gulfport, each lender from time to time party thereto and Bank of America, N.A., as a lender and administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: September 4, 2009	By:	/s/ MICHAEL G. MOORE
Michael G. Moore
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Fourth Amendment and Limited Waiver dated as of August 31, 2009, among Gulfport, each lender from time to time party thereto and Bank of America, N.A., as a lender and administrative agent.